SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 11, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

On April 12, 2012, Northwest Biotherapeutics, Inc. (the “Company”) closed on $535,144.76 of unsecured notes and pursuant to the Loan and Security Agreement dated April 2, 2012, previously reported (the “Loan Agreement”) with Four M Purchasers, LLC (the “Lender”) on April 16, 2012, the Company closed on an additional $1,070,289.52 in secured notes based on the 200% match (2 X $535,144.76) under the Loan Agreement. In addition, the Company issued warrants to purchase an aggregate 1,337,862 shares of common stock with an exercise price of $0.40 per share to the investors who received unsecured notes. The warrants are exercisable for a period of five years from the date of issuance.

The securities described in Item 3.02 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Company’s reasonable belief that the investor had access to information concerning the Company’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, Dr. Navid Malik and Mr. Jerry Jasinowski were appointed to the Company’s Board of Directors.

Dr. Navid Malik is the Head of Life Sciences Research for Cenkos Securities Plc. in the UK.  In 2011, Dr. Malik was awarded two Starmine Awards (awarded each year by Thomson Reuters and the Financial Times): Number One Stock Picker in the European Pharmaceutical Sector, and Number Two Stock Picker in the UK and Ireland Healthcare Sector. Dr. Malik holds a PhD in Drug Delivery within Pharmaceutical Sciences, as well as degrees in Biomedical Sciences Research (M.Sc.) and Biochemistry and Physiology (B.Sc., joint honors).  Dr. Malik also holds an MBA in finance.

Mr. Jasinowski is a nationally recognized chief executive who headed up the largest industrial trade association in the US (the National Association of Manufacturers) for fourteen years, and has decades of experience in leading public and private organizations.  He also has extensive board experience across a wide range of manufacturing, technology, and financial firms, including Fortune 1000 and Fortune 500 companies.   Mr. Jasinowski was also the founder and longtime President of the Manufacturing Institute, providing information and services to the nation's manufacturers.

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Item 8.01 Other.

On April 11, 2012, the Company entered into a Clinical Trial Agreement for Pharmaceuticals and Biopharmaceutical Industry Sponsored Research in NHS Hospitals with King’s College Hospital NHS Foundation Trust of King’s College Hospital (“King’s College Hospital”) in London, United Kingdom (the “CTA”). The CTA is for King’s College Hospital to join the Company’s Phase II clinical trial evaluating the Company’s immune therapy treatment DCVax® in patients with glioblastoma multiforme (“GBM”), which is currently ongoing in the U.S. In addition to the clinical trial, the collaboration between King’s College Hospital and the Company involves treatment of patients on a compassionate use basis for those who do not fully meet the criteria to enroll in the clinical trial, but may benefit from the treatment.

In addition, pursuant to a project agreement between Cognate BioServices, Inc., the Company’s contract manufacturer (“Cognate”), and King’s College London, King’s College London will manufacture DCVax® for the clinical trial taking place at King’s College Hospital. Cognate will conduct technology transfer and training in the DCVax® production processes as well as manage and oversee the processing at King’s College London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: April 17, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

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